Exhibit 99.1

ANNUAL SERVICER’S CERTIFICATE

TARGET NATIONAL BANK

TARGET CREDIT CARD MASTER TRUST

The undersigned, a duly authorized representative of Target National Bank, as Servicer,  pursuant to the Amended and Restated Pooling and Servicing Agreement dated as of April 28, 2000,  as supplemented by the Series 2002-1 Supplement, dated as of July 2, 2002 and the Series 2005-1  Supplement, dated as of November 9, 2005 (as amended and supplemented from time to time, the  “Agreement”), among Target Receivables Corporation, as Transferor, Target National Bank, as  Servicer, and Wells Fargo Bank, National Association, as Trustee, does hereby certify that:

1.             Target National Bank is, as of the date hereof, the Servicer under the Agreement.  Capitalized terms used in this Certificate have their respective meanings as set forth in the Agreement.

2.             The undersigned is a Servicing Officer who is duly authorized pursuant to the  Agreement to execute and deliver this certificate to the Trustee.

3.             A review of the activities of the Servicer during the fiscal year ended December 31, 2005,  and of its performance under the Agreement was conducted under my supervision.

4.             Based on such review, the Servicer has, to the best of my knowledge, performed in all  material respects its obligations under the Agreement throughout such year and no default in the  performance of such obligations has occurred or is continuing except as set forth in paragraph 5 below.

5.             The following is a description of each default in the performance of the Servicer’s  obligations under the provisions of the Agreement known to me to have been made by the Servicer  during the fiscal year ended December 31, 2005 which sets forth in detail (i) the nature of each default,  (ii) the action taken by the Servicer, if any, to remedy each such default and (iii) the current status of  each such default: None.

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate as of the  31st day of March, 2006.

TARGET NATIONAL BANK,
as Servicer,

By:	/s/ Thomas A. Swanson
Name: Thomas A. Swanson
Title: Vice President & Cashier